UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

LIVE OAK BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC		28403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (910) 790-5867

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 21, 2018, the Compensation Committee of the Board of Directors of Live Oak Bancshares, Inc. (the “Company”), approved a 2018 Profit Share Plan which provides the opportunity for eligible employees to receive a cash payment in early 2019 based on the ability of Live Oak Banking Company (the "Bank") to meet or exceed its 2018 annual budget for pre-tax net income. Eligible employees for 2018 include substantially all of the Bank's full-time employees, including certain executive officers of the Company but excluding Mssrs. Mahan, Underwood, Custer and Williams. Under the plan, if the Bank meets its annual budget for 2018 pre-tax net income, eligible employees would receive a payout of 12% of salary. There will be no payout under the Plan if the Bank's 2018 pre-tax net income does not exceed 2017 pre-tax net income by a specified growth hurdle. The final payout will be reviewed and approved by the Compensation Committee.
On March 21, 2018, the Subcommittee of the Compensation Committee of the Board of Directors of the Company approved restricted stock unit (“RSU”) awards to certain executive officers of the Company, including to the Company’s Chief Financial Officer S. Brett Caines, under the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”).
Under the terms of the award, Mr. Caines is entitled to receive 50,000 shares of the Company’s voting common stock upon vesting of the RSUs. In order for the RSUs to vest, the Company’s voting common stock must attain a closing price equal to or greater than $48.00 per share for at least twenty (20) consecutive trading days at any time prior to March 21, 2025. In the event of a Corporate Transaction (as such term is defined in the Plan) or the termination of employment due to death or Disability (as such term is defined in the Plan), in each case prior to March 21, 2025, a portion of the RSUs is eligible for vesting if the applicable modified stock price is achieved.
The foregoing description of the RSU awards does not purport to be complete and is qualified in its entirety by reference to the form of RSU award agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Form of Performance RSU Award Agreement with Stock Price Condition

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK BANCSHARES, INC.
	By:	/s/ S. Brett Caines
S. Brett Caines
Chief Financial Officer

Dated: March 23, 2018